CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Managers AMG Funds, and to the use of our report dated November 25, 2013 on the financial statements and financial highlights of SouthernSun Small Cap Fund and SouthernSun U.S. Equity Fund, each a series of Northern Lights Fund Trust. Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 28, 2014